
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Spectrum Balanced L.P. and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          SEP-30-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                      18,441,722
<SECURITIES>                                         0
<RECEIVABLES>                                  134,915<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              19,217,567<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                19,217,567<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             (263,125)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               926,518
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (1,189,643)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (1,189,643)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (1,189,643)
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include subscriptions receivable of $55,537 and interest receivable of $79,378.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $784,430 and net options premiums of $(143,500).
<F3>Liabilities include redemptions payable of $684,069, accrued brokerage commissions of $85,411 and accrued management fees of $19,412.
<F4>Total revenues include realized trading revenue of $(1,295,898), net change in unrealized of $392,002 and interest income of $640,771.

